UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2005

BUCYRUS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 1-871

Delaware	39-0188050
(State of Incorporation)	(IRS Employer Identification No.)

P.O Box 500

1100 Milwaukee Avenue

South Milwaukee, Wisconsin 53172

(Address of Principal Executive Offices and Zip Code)

(414) 768-4000

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 27, 2005, Bucyrus International, Inc. (the “Company”) amended and restated its Loan and Security Agreement, previously dated July 28, 2004, between the Company and certain of its U.S. subsidiaries, as borrowers, and GMAC Commercial Finance LLC, as lead lender, and such other lenders as identified in the restated agreement (the “Restated Credit Agreement”). The Restated Credit Agreement provides for a 5-year $120,000,000 revolving credit facility which may, at the borrowers’ request and the lenders’ approval, be increased to $150,000,000. The Restated Credit Agreement provides that interest on borrowed amounts would initially be set at either (i) the prime rate plus 0.25% or (ii) LIBOR plus 1.25%, with quarterly adjustments to interest rates beginning after six months.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Restated Credit Agreement. A copy of the Restated Credit Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. This summary is qualified in its entirety by reference to the full text of the Restated Credit Agreement.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

The following is provided as an Exhibit to this Report.

Exhibit No.	Description of Exhibit

10.1

Amended and Restated Loan and Security Agreement, dated May 27, 2005, by and between Bucyrus International, Inc and certain of its U.S. subsidiaries, as borrowers, and GMAC Commercial Finance LLC and the other parties identified therein, as lenders, dated as of May 27, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCYRUS INTERNATIONAL, INC.

Dated: May 27, 2005	By:	/s/ Craig R. Mackus
	Name:	Craig R. Mackus
	Title:	Chief Financial Officer, Secretary and Controller